EXHIBIT 5.1

Opinion of Blank Rome LLP

September 7, 2007

GSI Commerce, Inc.

935 First Avenue

King of Prussia, PA 19406

Re:	GSI Commerce, Inc. Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to GSI Commerce, Inc. (the “Company”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by the selling holders named in the Registration Statement of up to $150,000,000 aggregate principal amount of 2.50% Convertible Senior Notes due 2027 (the “Notes”) and the shares of common stock into which the Notes may be converted. The Notes were issued pursuant to an Indenture dated as of July 2, 2007 (the “Indenture”) between the Company and The Bank of New York, as Trustee (the “Trustee”). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

Although as counsel to the Company we have advised the Company in connection with matters referred to us by the Company, our services are limited to specific matters so referred. Consequently, we do not have knowledge of other transactions in which the Company has engaged or its day-to-day operations.

In rendering this opinion, we have examined only the following documents: (i) the Company’s Amended and Restated Certificate of Incorporation and Bylaws, each as amended as of the date hereof; (ii) the Indenture; (iii) resolutions adopted by the Board of Directors relating to the Notes; and (iv) the Registration Statement. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined, the genuineness of all signatures and the legal capacity of natural persons. We have not made any independent investigation in rendering this opinion other than the document examination described. This opinion is limited to the laws of the State of Delaware and, with respect to our opinion in clause (i) in the next paragraph, the State of New York.

For the purpose of this opinion letter, we have assumed that the Indenture has been duly authorized, executed and delivered by, and represents valid and binding obligations of, the Trustee.

GSI Commerce, Inc.

September 7, 2007

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that: (i) the Notes are binding obligations of the Company and (ii) the shares of the Company’s common stock, which may from time to time be issued upon conversion of the Notes, when issued by the Company in accordance with the Indenture, will be validly issued, fully paid and non-assessable.

The opinion expressed in clause (i) of the preceding paragraph is also subject in all respects to the following qualifications: (a) no opinion is rendered as to the availability of equitable remedies including, but not limited to, specific performance and injunctive relief; (b) no opinion is rendered as to the effect of bankruptcy, reorganization, insolvency, fraudulent conveyance, fraudulent transfer, moratorium and other similar laws or equitable principles affecting creditors’ rights or remedies; and (c) no opinion is rendered as to the effect of applicable law and court decisions which may hereafter limit or render unenforceable certain rights and remedies.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Sincerely,

/s/ BLANK ROME LLP